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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                          Date of Report: April 5, 2002


                  METROPOLITAN MORTGAGE & SECURITIES CO., INC.
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             (Exact name of registrant as specified in its charter)

           Washington                 1-15595                91-0609840
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(State or other jurisdiction of   (Commission File  (IRS Employer Identification
         incorporation)                Number)                 Number)

                601 W. 1st Avenue, Spokane, Washington 99201-5015
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               (Address of Principal Executive Offices) (Zip Code)

       Registrant's telephone number, including area code: (509) 838-3111

                                      None
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          (Former name or former address, if change since last report)



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ITEM 5.  OTHER EVENTS.

         On April 5, 2002, the Registrant's board of directors repealed all prior resolutions relating to distributions on the Registrant's Variable Rate Cumulative Preferred Stock, Series E-7 (the "Series E-7 Preferred Stock") in excess of the base rate. In addition to the base dividend rate, the board has currently authorized a dividend of an additional 2.65% annually on the preferred stock, beginning with the dividend period starting April 1, 2002. Therefore, effective for the record date of May 5, 2002, the dividend rate on the preferred stock will be calculated as follows:

         The annualized dividend rate, as adjusted each month, will be equal to the sum of (1) the highest of the three-month U.S. Treasury Bill rate, the ten-year constant maturity rate or the twenty year constant maturity rate, each as stated in the Statement of Rights Designations and Preferences of the Series E-7 Preferred Stock, plus (2) 0.50%, plus
         (3) the additional rate authorized by our board of directors, 2.65%. This additional amount may be eliminated or reduced at any time by our board of directors. The annual dividend rate, after applying any additional rates authorized by our board of directors, will never be less than 6% nor more than 14%.






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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    METROPOLITAN MORTGAGE & SECURITIES CO., INC.

Date:  April 22, 2002               By: /s/ Robert A. Ness
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                                       Robert A. Ness,
                                       Controller